SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 9, 2001


                                 LECHTERS, INC.

               (Exact Name of Registrant as Specified in Charter)


          New Jersey                 000-17870                   13-2821526
(State or Other Jurisdiction        (Commission                (IRS Employer
       of Incorporation)              File No.)              Identification No.)


One Cape May Street, Harrison, New Jersey                                  07029
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (973) 481-1100


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On February 9, 2001, Lechters, Inc. (the "Company") announced in a press release (the "Press Release") that it will restructure its operations by streamlining its organization and closing underperforming stores (the "Closing Stores"). Under the restructuring plan, the Company will discontinue its Costless Home Store concept, including its 11 retail stores, and close approximately 155 additional store locations, including 128 Lechters stores and 27 Famous Brands Housewares Outlet stores. The closing of these operations will result in elimination of approximately 725 full-time, permanent positions across the Company.

        On February 9, 2001, the Company entered into various agreements, as described below, to implement its restructuring plan.

Real Estate Services Agreement

        The Company entered into an agreement for consulting services with DJM Asset Management, LLC ("DJM"), to assist the Company in obtaining lease dispositions for the Closing Stores. The agreement provides that DJM will (i) market the Closing Stores leases for sale, assignment or sublease or negotiate lease terminations for the Closing Stores and (ii) negotiate rent reductions and other lease modifications for continuing stores.

Agency and Security Agreements

        The Company also entered into agreements with Gordon Brothers Retail Partners LLC ("Gordon Brothers"), to assist the Company in selling the inventory located at the Closing Stores. The agreements provide (i) that Gordon Brothers will act as the Company's agent in connection with the going out of business sales that will occur at the Closing Stores and (ii) that a first priority security interest in the all of the Closing Stores' inventory and related proceeds will be granted to Gordon Brothers.

Amended Credit Facility

        The Company entered into a First Amendment (the "First Amendment") to its Amended and Restated Loan and Security Agreement (as so amended, the "Amended Credit Facility") with Fleet Retail Finance Inc. ("Fleet") and certain other financial institutions, which permits the Company's voluntary restructuring and targeted store closings. In recognition of the Company's post-restructuring financing needs, the Amended Credit Facility reduced the amount of its existing senior secured revolving credit facility with Fleet and the other lenders to $80 million and provided for the advance of a new $5 million term loan to the Company from Back Bay Capital Funding, LLC, as a Junior Secured Tranche B Lender. The Amended Credit Facility continues to be scheduled to mature on December 1, 2003. The proceeds of the Amended Credit Facility may be used for: (i) on-going working capital requirements, (ii) the replacement, refinancing or retirement of certain of the Company's securities, and (iii) other general corporate purposes. The Amended Credit Facility is secured by a security interest in substantially all of the Company's assets.

        The Company's maximum borrowing (the "Borrowing Base") under the Amended Credit Facility may not exceed the lesser of: (a) $85 million (with the Tranche B Loan); and (b) the total of (i) the cost value of the Company's acceptable inventory, including eligible letter of credit inventory; times the overall inventory advance rate (which varies from a low of 77.2% in July and December 15
- January 31 to a high of 88.2% in November of each year), plus (ii) 80% of the Company's cash and acceptable investments held in a Fleet custody account; minus
(iii) applicable reserves. As of April 2, 2001, there were $15.3 million in direct borrowings under the Amended Credit Facility exclusive of letters of credit and the remaining availability (reduced by outstanding letters of credit) was $29.6 million.

        The Amended Credit Facility contains certain covenants, including limitations on capital expenditures, indebtedness and transactions with affiliates and a prohibition on the payment of dividends, other than scheduled payments of preferred dividends by the Company and dividends paid to the Company by its subsidiaries. The First Amendment eliminated the Company's EBITDA covenant, reduced to $10 million the Company's permitted capital expenditures for any year, and implemented the previously agreed upon cash management account with Fleet.

        Advances under the Amended Credit Facility will bear interest per annum at the Fleet base rate plus the applicable margin (0.75% through February 2002 and 0.25% to 0.75% thereafter) or the Eurodollar rate plus the applicable margin (2.75% through February 2002 and 2.25% to 2.75% thereafter), at the Company's option. After February 2002, the applicable margins are determined based upon the Company's excess availability under the Amended Credit Facility.

        The Company will pay an unused line fee of 0.50% per annum on the unused portion of the Amended Credit Facility, a standby letter of credit fee equal to the applicable Eurodollar margin less 25 basis points per annum (2.50% through February 2002 and 2.00% to 2.50% thereafter) of the total face amount of each outstanding letter of credit, a documentary letter of credit fee equal to the applicable Eurodollar margin less 50 basis points (2.25% through February 2002 and 1.75% to 2.25% thereafter) per annum of the total face amount of each outstanding letter of credit and certain other fees. The Tranche B Loan bears interest at 13.50% per annum, with payment in kind interest accruing at 2.25% per annum payable upon maturity, and annual fees of 3% payable on April 28, 2001, and 2% payable on April 28, 2002.

        As a result of the First Amendment, the Amended Credit Facility does not permit the Company to prepay, redeem, defease or repurchase its 5% convertible subordinated debentures. The Company is permitted to restructure or refinance the debentures with the consent of Fleet and the other lenders to the terms of such restructuring or refinancing, and is permitted to repay the debentures when due if (among other things) the Company can show excess availability (less aggregate repurchases and debt prepayments since closing) under the Amended Credit Facility of not less than $48 million on August 15, 2001, prior to repayment and $10 million after repayment of the debentures and, on a pro forma basis, for 12 months thereafter. It also is an Event of Default under the Amended Credit Facility if during the period August 15, 2001, until the debentures are repaid, the Company does not maintain excess availability of at least $48 million on average and $40 million on any day, or if excess availability will be less than $10 million after repayment of the debentures or, on a pro forma basis, for 12 months thereafter.

Restructuring Charges

        In connection with the above described restructuring, the Company expects to record a charge of approximately $36-$40 million in its fourth quarter of fiscal 2000. This charge will consist of a provision for lease termination expenses, disposal of fixed assets and a non-cash charge in cost of sales related to the markdown of inventory in connection with the Closing Stores. The proceeds from the sale of the inventory in the Closing Stores are expected to be received in the first quarter of fiscal 200l. An additional charge of approximately $4 million will be recorded during fiscal 2001 for severance, retention and other employee related termination charges.

        The description of the Press Release and Amended Credit Facility discussed above are qualified in their entirety by reference to such documents, which are attached as exhibits and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements of the Business Acquired.

               Not Applicable.

        (b)    Pro Forma Financial Information and Exhibits.

               Not Applicable.

        (c)    Exhibits

               10.1 -First Amendment  to Amended and  Restated Loan and Security
                     Agreement dated February 9, 2001 among the Company, Fleet Retail Finance Inc. and Back Bay Capital Funding, LLC.

               99.1 -Press Release dated February 9, 2001 issued by the Company.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 2, 2001

                                       Lechters, Inc.
                                       a New Jersey corporation


                                       By: /s/ Daniel L. Anderton
                                           ----------------------
                                           Name: Daniel L. Anderton
                                           Title: Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer

                                  EXHIBIT INDEX

Exhibit No.  Description

10.1 First Amendment to Amended and Restated Loan and Security Agreement dated February 9, 2001 among the Company, Fleet Retail Finance Inc. and Back Bay Capital Funding, LLC.

99.1         Press Release dated February 9, 2001 issued by the Company.

Exhibit No. 10.1

                               FIRST AMENDMENT TO

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

        THE FIRST AMENDMENT ("Amendment") is made as of this 9th day of February, 2001 to the Amended and Restated Loan and Security Agreement, dated November 14, 2000 (the "Loan Agreement"), among Fleet Retail Finance Inc. as agent for the Lenders (in such capacity, the "Agent"), each of the Tranche A Lenders identified on the signature pages of this Amendment, Back Bay Capital Funding, LLC, in its capacity as the Tranche B Lender (the "Tranche B Lender") and each of the Borrowers identified in the Loan Agreement including, without limitation, Lechters, Inc. in its capacity as the "Lead Borrower".

                                   WITNESSETH

        The Borrowers have submitted a revised Business Plan to the Agent and Lenders which includes, as a necessary component of such plan, among other matters, the closure of up to 166 of the Borrowers' retail locations and the conducting of so-called "going out of business" or "GOB" sales of the Borrowers' inventory located at such locations. Such activities would constitute an Event of Default under the Loan Agreement and the Borrowers have requested that the Agent and Lenders agree to certain modifications to the Loan Agreement to allow Borrowers to implement their plan. The Agent and Lenders are willing to make such modifications, subject to the terms and conditions set forth herein including, without limitation, satisfaction of the conditions precedent set forth in Section 12 of this Amendment.

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.      Defined Terms.
                -------------

                Except as may be set forth herein, all capitalized terms shall have the definitions given such terms in the Loan Agreement.

        2.      Amendments to Article I - Definitions.
                -------------------------------------

                (a)   The   following    defined   term    and   definition   of
                      "AVAILABILITY   DEFAULT"   is  added   between   the  term
                      "AVAILABILITY" and "AVAILABILITY RESERVE":

                      "`AVAILABILITY DEFAULT':The breach by Borrowers of Section 5.12(a) hereof for three (3) consecutive days."

                (b) The definition of "AVAILABILITY RESERVES" is amended to add the following at the end thereof:

                      "(ix) Amounts, as determined by Agent, relating to Leases that are subject to termination pursuant to the 2/01 Business Plan, if the average of the amounts payable to the Landlords is reasonably likely to exceed 110% of the amounts projected in the 2/01 Business Plan and the Lease Disposition Agreement."

                      (x) Amounts, as determined by Agent, of at least one calendar week's estimated receipts from the GOB locations owing to the Inventory Purchaser under the Agency Agreement."

                (c) The definition of "BASE MARGIN" is deleted and replaced with the following:

                      "`BASE MARGIN': As determined pursuant to Section 2.10(e) and the Margin Pricing Grid set forth therein."

                (d)   The  definition  of  "BLOCKED  ACCOUNT"  is  deleted   and
                      replaced with the following:

                      "`BLOCKED ACCOUNT':   A DDA over which the Agent has  sole
                      dominion  and  control  pursuant  to  a  Blocked   Account
                      Agreement."

                (e) The definition of "BLOCKED ACCOUNT AGREEMENT" is deleted and replaced with the following:

                      "`BLOCKED ACCOUNT AGREEMENT': A tri-party agreement in a form acceptable to the Agent, among the Lead Borrower (or the Borrower named on the DDA), the Agent and the depository institution at which the Lead Borrower (or such other Borrower) maintains one or more DDAs, providing for the Agent's dominion and control over such DDAs."

                (f) The definition of "BORROWER DEFAULT" is amended to add the words "AVAILABILITY DEFAULT," after the words "BORROWING BASE DEFAULT,"

                (g) The definition of "BUSINESS PLAN" is deleted and replaced with the following:

                      "`BUSINESS PLAN': The Borrower's business plan annexed to the First Amendment as Exhibit 5.11C (First Amendment) (specifically referred to herein as the `2/01 Business Plan') and any revision, amendment, or update of such business plan, provided such revision, amendment or update has been accepted in writing by Agent."

                (h) The term and definition of "CASH MANAGEMENT CONDITION" is deleted.

                (i) The definition of "COMMITMENT" is amended (i) to delete the amount of "$120,000,000" in clause (a) thereof and to replace it with "$80,000,000" and (ii) to delete the amount of "10,000,000" in clause (b) thereof and to replace it with "5,000,000".

                (j) The definition of "CONCENTRATION ACCOUNT" is deleted and replaced with the following:

                      "`CONCENTRATION ACCOUNT': The deposit account established by Agent over which the Agent has sole dominion and control and into which all contents of the DDA's and Blocked Accounts shall be transferred on a daily basis, as provided in Sections 7.3 and 7.4 of this Agreement."

                (k)   The term and definition of "EBITDA" is deleted.

                (l) The following term and definition of "FIRST AMENDMENT" is added after the definition of "EVENTS OF DEFAULT":

                      "FIRST AMENDMENT": The First Amendment to Amended and Restated Loan and Security Agreement among Agent, the Lenders party thereto and the Borrowers"

                (m)   The  definition  of  "GENERAL  DEFAULT"  is amended to add
                      the  words   "`AVAILABILITY  Default,"   after  the  words
                      "BORROWING BASE DEFAULT".

                (n) The definition of "MATERIAL ADVERSE CHANGE" is modified to add the following sentence to the end thereof:

                      "Notwithstanding the foregoing, the closing of the GOB Locations, the sale of the Borrowers' Inventory to the Inventory Purchaser pursuant to the Agency Agreement and the disposition of the Leases at the GOB Locations, to the extent that all of the foregoing is conducted in accordance with the 2/01 Business Plan and does not otherwise result in an Event of Default shall not, for purposes of Section 2.14(f) constitute a Material Adverse Change."

                (o) The definition of "OVERALL INVENTORY ADVANCE RATE" is deleted and replaced with the following:

                      "` OVERALL  INVENTORY  ADVANCE  RATE ' :   The   following
                      percentages during the periods indicated on the chart below:

                      -------------------------- -------------------------------
                               Period                      Percentage

                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                              February                        79.1%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                                March                         78.2%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                                April                         77.4%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                                 May                          77.8%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                                June                          77.5%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                                July                          77.2%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                               August                         79.7%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                              September                       82.0%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                               October                        83.5%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                              November                        88.2%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                            December 1-15                     87.4%
                      -------------------------- -------------------------------
                      -------------------------- -------------------------------
                      December 16 - January 31               77.2%"
                      -------------------------- -------------------------------

                (p) The definition of "Permitted Encumbrances" is amended to add the following at the end thereof:

                      "(g) a security interest in favor of the Inventory Purchaser on the Inventory of Borrowers located at the GOB Locations and subject to sale by Inventory Purchaser under the Agency Agreement and in identifiable cash proceeds and credit card receipts arising from the sale of such Inventory (without recourse to the Agent or Lenders), which security interest may be senior to the Agent's security interest therein."

                (q) The definition of "RECEIPTS" is deleted and replaced with the following:

                "RECEIPTS": All cash, cash equivalents, checks and credit card slips arising from the sale of the Collateral including, without limitation, all amounts due and payments made to Borrowers under the Agency Agreement."


                (r)   The definition of "STANDSTILL  PERIOD"  is  amended to add
                      the  words   ",AVAILABILITY   DEFAULT"   after  the  words
                      "BORROWING BASE DEFAULT".


                (s) The definition of "TRANCHE A DOLLAR COMMITMENT" is amended to delete the amount "One Hundred Twenty Million Dollars ($120,000,000.00)" and to replace it with "Eighty Million Dollars ($80,000,000.00)".

                (t) The definition of "TRANCHE A LOAN CEILING" is amended to delete the amount "One Hundred Twenty Million Dollars ($120,000,000.00)" and to replace it with "Eighty Million Dollars ($80,000,000.00)".

                (u)   The  definition  of  "TRANCHE  B  COMMITMENT  PERIOD"   is
                      deleted.


                (v) The definition of "TRANCHE B DOLLAR COMMITMENT" is amended to delete the amount "Ten Million Dollars ($10,000,000.00)" and to replace it with "Five Million Dollars ($5,000,000.00)."

                (w) The definition of "TRANCHE B FEE LETTER" is amended to add to add the words "as amended and restated as of the date of the First Amendment" at the end thereof.

                (x) The definition of "TRANCHE B FUNDING DATE" is deleted and replaced with the following:


                      "TRANCHE B FUNDING DATE":The First Amendment Closing Date.


                (y) The definition of "TRANCHE B LOAN CEILING" is deleted and replaced with the following:

                      ""TRANCHE B LOAN CEILING": $5,000,000.00"

                (z) The definition of "TRANCHE B MINIMUM LOAN" is deleted and replaced with the following:

                      ""TRANCHE B MINIMUM LOAN": $5,000,000.00"

        3.      Amendments to Article II  -  The Revolving  Credit and Tranche B
                ----------------------------------------------------------------
                Loan Facility.
                -------------

                (a)   Section 2.1(b) is deleted and replaced with the following:

                      "(b) As the Borrowers shall request in writing effective on the First Amendment Closing Date, the Tranche B Lender agrees, subject to, and in accordance with this Agreement including, without limitation, the satisfaction of the conditions in Section 2.4(f) hereof, to make a loan (the "Tranche B Loan") in the amount of $5 Million ($5,000,000.00) on the First Amendment Closing Date."

                (b)   Section 2.4(g) is deleted and replaced with the following:

                      "(g) The Borrowers will, on the First Amendment Closing Date, give the Agent a written notice requesting the Tranche B Loan in the form of Exhibit 2.4(g)."


                (c)   Section 2.10(e)is deleted and replaced with the following:

                      "(e) The Eurodollar Margin and Base Margin shall be reset quarterly, effective on the first day of each April, July, October and January, as set forth in the Margin Pricing Grid set forth below based upon the average daily Availability for the prior calendar quarter as determined by Agent on or before the tenth (10th) day of each calendar quarter. If the average daily Availability during any calendar quarter (or portion thereof) ending on March 31, June 30, September 30 and December 31 of any year, in the case of Revolving Credit Loans priced at Tier III, falls below $35 million, or in the case of Revolving Credit Loans priced at Tier II, falls below $15 million, the Eurodollar Margin and the Base Margin shall be adjusted downward commencing the first day of the following calendar quarter. The Eurodollar Margin and the Base Margin shall be reset upward effective on the first day of a given calendar quarter only if during the immediately preceding calendar quarter in the case of Revolving Credit Loans priced at Tier II, average daily Availability during the prior calendar quarter was $35 million or more, and in the case of Revolving Credit Loans priced at Tier I, average daily Availability was $15 million or more:

                               MARGIN PRICING GRID

        -------- ------------------------- -------------------- ----------------
          TIER       Minimum Availability     Eurodollar Margin      Base Margin
                    for Preceding Quarter      (Basis Points)       (Percentage)

        -------- ------------------------- -------------------- ----------------
        -------- ------------------------- -------------------- ----------------
           I        $15 million or less             275                .75

        -------- ------------------------- -------------------- ----------------
        -------- ------------------------- -------------------- ----------------
           II       $15 Million, but less           250                .50
                     than $35 million

        -------- ------------------------- -------------------- ----------------
        -------- ------------------------- -------------------- ----------------
          III       $35 million or more             225                .25
        -------- ------------------------- -------------------- ----------------
        -------- ------------------------- -------------------- ----------------

        -------- ------------------------- -------------------- ----------------

                      Notwithstanding the foregoing, for the twelve month period beginning on the First Amendment Closing Date and ending on February 28, 2002, Revolving Credit Loans will be priced at Tier I."

                (d) Section 2.10(f)(i) is amended to delete the amount "Fifteen and One-Quarter Percent (15.25%)" and to replace that amount with "Fifteen and Three-Quarters percent (15.75%)" and is further amended to delete the amount "Thirteen percent (13.00%)" and replace that amount with "Thirteen and One-Half percent (13.50%)."

                (e) Section 2.10(f)(iii) is amended to delete the amount "17.25%" and to replace it with "Seventeen and Three-Quarters percent (17.75%)."

                (f) Section 2.13 is amended to delete the amount "four tenths of one percent (0.40%)" and to replace it with "one half of one percent (0.50%)".

                (g)   Section   2.14(a) is amended to delete the date  "November
                      30, 2000" and to replace it with  "February 28, 2002."

                (h)   Section 2.18(a)is deleted and replaced with the following:

                      "(a) The Lead  Borrower on behalf of itself and  the other
                Borrowers shall pay to the Agent for the account of the Tranche A Lenders, on account of each L/C procured by the Agent, a fee, as follows:
                                    (i)       For  each  standby  L/C:  The then
                      applicable Eurodollar Margin less twenty-five (25) basis points, per annum, of the Stated Amount of such standby L/C, payable quarterly in arrears, on the first day of each of the Lead Borrower's fiscal quarters.

                                    (ii)      For each  documentary  L/C's:  The
                      then applicable Eurodollar Margin less fifty (50) basis points, per annum, of the weighted average of the Stated Amount of such documentary L/C outstanding at any time during the period since the then most recent payment of such fee, payable quarterly in arrears, on the first day of each of the Lead Borrower's fiscal quarters, and on the End Date.

                                    (iii)     Notwithstanding Subsections (i)and
                      (ii), above, following the occurrence of any Event of Default (and whether or not the Agent exercises the Agent's rights on account thereof), the above fees, at the option of the Agent or the direction of the SuperMajority Lenders, shall be three percent (3%) per annum above the applicable rates above.


        4.      Amendments to Article IV  -  General  Representations, Covenants
                ----------------------------------------------------------------
                and Warranties.
                --------------

                (a)   Section 4.4(a) is deleted and replaced with the following:

                      "(a) the Borrowers have and will maintain a sufficient infrastructure to conduct their business without experiencing a Material Adverse Effect, provided that, notwithstanding the foregoing Borrowers may close the GOB Locations, reduce employee staffing in connection therewith, sell the Inventory at the GOB Locations to the Inventory Purchaser pursuant to the Agency Agreement, endeavor to arrange dispositions of the Leases for the GOB Locations in accordance with Section 4.6(d)(iv) hereof and the 2/01 Business Plan and otherwise take actions with respect to Borrowers' infrastructure that are necessary and appropriate to effect of the 2/01 Business Plan."

                (b)   Section   4.6(b)(iv) is  deleted  and  replaced  with  the
                      following:

                      "(iv) close or open any store as permitted by Section 4.6(d)(ii), (iii) or (iv),"

                (c) Section 4.6(d)(i) is amended to add the following at the end thereof: "provided that Borrowers may elect to terminate the Leases at the GOB Locations specifically identified in the 2/01 Business Plan."

                (d) Section 4.6(d)(ii) is deleted and replaced with the following:

                      "(ii) Close any location at which any Borrower maintains, offers for sale, or stores any of the Collateral, provided Borrowers may effect the closures contemplated in the 2/01 Business Plan, subject to clause (iv) hereof, plus up to twelve (12) closures per fiscal year."

                (e) Section 4.6(d)(iii)(B)(III) is deleted and replaced with the following:

                      "(III)(1) Such opening is contemplated by the Business Plan, provided, however, up to five (5) additional store openings not contemplated by the Business Plan shall be permitted in any fiscal year, and (2) Availability for the ninety (90) days prior to making any commitment with respect to such additional store openings was not and immediately after such commitment is not less than $20 Million ($20,000,000.00) and on a pro forma going forward basis for the twelve (12) month period following such commitment, as reflected in a projections provided to the Agent no later than seven (7) days prior to such commitment (and prepared based on the same methodology and with the same assumptions as those used in the preparation of the Business Plan) will not be less than $20 Million ($20,000,000.00)."

                (f) Section 4.6(d) is further amended to add the following clause (iv) at the end thereof.

                      "(iv)  Notwithstanding  the foregoing  limitations of this
                      Section 4.6(d), Borrowers may close the locations specifically identified in the 2/01 Business Plan (the "GOB Locations") provided that the following conditions are satisfied:

                      (A)    All Inventory at  the GOB  Locations  shall be sold
                             or   otherwise  disposed   of  to   the   Inventory
                             Purchaser in accordance with the Agency Agreement.

                      (B) Borrowers shall not amend, waive, restate or otherwise modify the Agency Agreement (as defined
                             Section 12 of the First Amendment) or the Lease Disposition Agreement (as defined Section 12 of the First Amendment) in any material respect, without the prior written consent of Agent. The Borrowers shall not terminate or cancel the Agency Agreement or the Lease Disposition Agreement, without the prior written consent of Agent.

                      (C) Borrowers shall furnish to Agent copies of all notices, demands, physical counts and inventories and reconciliations thereof, reports, statements and other written communications relating to or provided under the Agency Agreement or the Lease Disposition Agreement and such other information as Agent may require, including, without limitation, weekly reports showing amounts owing to Inventory Purchaser from the GOB Locations with a reconciliation thereof with payments made to the Inventory Purchaser.

                      (D) Borrowers shall provide to Agent a weekly report on the status of the disposition of Leases for the GOB Locations, which report shall include the amount of payments made or committed to be made as provided in the Lease Disposition Agreement with respect to each GOB Location, any lawsuits, actions, or proceedings relating to the disposition of Leases for the GOB Locations and any agreements to resolve or settle claims relating to such Leases.

                (g) Section 4.8(a)(v) is amended to add the following at the end thereof: "and Indebtedness incurred in connection with settlements of the Leases for the GOB Locations so long as the aggregate amount thereof plus the aggregate amount paid to the Landlords on such Leases does not exceed 110% of the aggregate amount projected to be paid with respect thereto in the Lease Disposition Agreement."

                (h)   Section 4.9 is deleted and replaced with the following:

                      "4.9 Repayment of 5.00% Notes. The Borrowers shall not redeem, retire, defease, pay, prepay, refinance or restructure the 5.00% Notes except as provided in Section 4.20."

                (i) Section 4.12 is amended to add the following at the end thereof:

                      "Notwithstanding the foregoing, the Leases for the GOB Locations shall not be subject to the representations made in the second and third sentences of this Section."

                (j) Section 4.14(d)(ii) is deleted and replaced with the following:

                      "(ii) The turning over to the Agent of all Receipts as provided herein; and"

                (k)   Section 4.14(e)(i)   is  deleted  and  replaced  with  the
                      following:

                      "(i) The disposal of store related Collateral consisting of Inventory, Equipment and Fixtures in connection with store closures permitted pursuant to Sections 4.6(d)(ii) and 4.6(d)(iv); and"

                (l)   Section  4.20(a)(iii)(A)  is amended  to delete the amount
                      "5  Million   ($5,000,000.00)"  and  to  replace  it  with
                      "One Million ($1,000,000.00)."

                (m)   Section 4.20(b)     is  deleted  and  replaced   with  the
                      following:

                      "(b) Parent shall not repurchase, redeem or otherwise retire any of its capital stock. Parent may pay, retire or repurchase the 5.00% Notes in full and not in part (a "Permitted Repurchase or Debt Retirement") subject to the satisfaction of each of the following conditions:

                      (A)    The  date  on  which  such   Permitted   Repurchase
                             or Debt Retirement is to be effected shall not be earlier than August 16, 2001;

                      (B)    No Event of Default  shall  have  occurred and none
                             will  occur    by    reason   of    the   Permitted
                             Repurchase or Debt Retirement;

                      (C) Availability on August 15, 2001 shall be in excess of $48 million and on such date all Indebtedness of Borrowers for the purchase of goods or services which are not subject to reasonable dispute shall be within current trade terms provided to Borrowers;

                      (D) Availability on average during the period from and including August 16, 2001 through and including the date of such Permitted Repurchase or Debt Retirement shall be in excess of $48 Million and on each day during such period shall be in excess of $40 million; and

                      (E) Availability, on a pro forma basis, at all times during the twelve (12) months following such Permitted Repurchase of Debt Retirement, as reflected on a projection provided to Agent no later than seven (7) days prior to such Permitted Repurchase or Debt Retirement (and prepared based on the same methodology and with the same assumptions as those used in the preparation of the 2/01 Business Plan) shall not be less than $10 Million."

                (n)   Section 4.20  is amended to  add the following clause (e):

                      "(e) Borrowers shall not refinance, restructure, amend, modify, or replace the 5.00% Notes except upon terms and conditions including, without limitation, subordination terms, satisfactory to the Agent, in its discretion."

                (o) Section 4.21(b) is deleted and replaced with the following:

                      "(b) Advances to or on behalf of the Borrowers' officers, with unsecured advances not to exceed in the aggregate at any one time $250,000.00; and with secured advances (on such security as may be satisfactory to the Agent) not to exceed in the aggregate at any one time $500,000.00 provided that Agent's approval of such security shall not be required where an independent appraisal confirms the fair market value of the collateral to be equal to or greater than the amount of such advances."

                (p)   Section  4.21(d)  is   amended   to  delete   the   amount
                      "$1 Million ($1,000,000.00)" and to replace it with "$100,000.00"

        5.      Amendments to Article V -  Financial Reporting  and  Performance
                ----------------------------------------------------------------
                Covenants.
                --------

                (a) Section 5.3(a)(iv) is amended to add the following at the beginning thereof, "Except with respect to the Leases for the GOB Locations,"

                (b)   Section 5.4(a) is deleted and replaced with the following:

                      "(a) On the Thursday of each week (or the next Business Day, if any Thursday is not a Business Day) for the prior week."

                (c) Sections 5.4(b) and (c) are deleted and replaced with the following:

                       "(b)  Intentionally omitted."

                       "(c)  Intentionally omitted."

                (d)   Section 5.12(a)   is   deleted  and  replaced   with   the
                      following:

                      "(a) Availability. Borrowers shall at all times maintain Availability of at least $8 Million."

                (e)   Section 5.12(b)  is   deleted   and   replaced   with  the
                      following:

                      "(b) Capital Expenditures. At no time shall the Borrowers permit their annual Capital Expenditures to exceed the Capital Expenditure Cap of $10 Million in any fiscal year."

        6.      Amendments  to  Article  VII - Use and Collection of Collateral.
                ----------------------------------------------------------------

                (a)   Section 7.1(b)(i)  is  deleted   and  replaced  with   the
                      following:

                      "(i) Notification, executed on behalf of the Borrowers, to each depository institution with which any DDA is maintained (other than the Operating Account of any Local Disbursement Account), in form satisfactory to Agent, of Agent's interest in such DDA, which notice provides that the contents of such DDA shall be directed to the Concentration Account."

                (b)   Section 7.1(c) is deleted and replaced with the following;

                      "(c) No Borrower shall establish any DDA hereafter (other than a Local Disbursement Account) unless within ten (10) days after such establishment, the Lead Borrower provides a notification, as required by Section 7.1(b)(i) above, that the contents of such DDA are to be directed into the Concentration Account."

                (c) Section 7.2(b) is amended to delete the following from the sixth through the eighth lines thereof:

                      "shall, prior to the occurrence of a Cash Management Condition, be directed to the Blocked Account and, following the occurrence of a Cash Management Condition,"

                (d)   Section 7.3(a)(i)  is   deleted   and  replaced  with  the
                      following:

                      "(i)  The  `CONCENTRATION   ACCOUNT':    At   an   account
                      established    by   Agent   at   Fleet   National   Bank,"


                (e)   Section 7.3(a)(ii)   is  deleted  and  replaced  with  the
                      following:

                      "(ii) The OPERATING ACCOUNT;  LOCAL DISBURSEMENT ACCOUNTS:
                      Established by the Borrowers with Fleet National Bank, from which disbursements may be made and into which only advances under the Revolving Credit may be deposited. At any time that Revolving Credit Loans are outstanding, the aggregate amount of the balances in the Operating Account and all Local Disbursement Accounts, after giving effect to the disbursements to be made therefrom in any day, shall not at any time exceed $1 Million ($1,000,000.00)."

                (f)   Section 7.4 is deleted  and  replaced  with the following:

                      "7.4. Proceeds and Collection of Accounts.
                            -----------------------------------

                             (a) All Receipts constitute Collateral and Proceeds of Collateral and (other than Receipts from the sale of Investment Property or Permitted Investments) shall be held in trust by the Borrowers for the Agent, shall not be commingled with any of the Borrowers' other funds and shall be deposited and/or transferred only to the Concentration Account.

                             (b)    Intentionally Omitted.

                             (c) At all times the Borrowers shall undertake the following (and the Agent may give notice to the bank at which each DDA and Blocked Account is maintained to undertake the following):

                                    (i)       Cause the ACH or wire  transfer to
                             the Concentration Account, no less frequently than daily, of the contents of each DDA, net of such minimum balance, as may be required to be maintained in the DDAs by the bank at which a DDA is maintained.

                                    (ii)      Cause to  be  transferred  to  the
                             Agent's control, or to an intermediary subject to a control agreement with the Agent, all cash (other than on deposit in the Local Disbursement Accounts), Investment Property and other Permitted Investments. In the event that, notwithstanding the provisions of this Section 7.4(c), any of the Borrowers receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral, such Receipts, proceeds and Collection shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers' other funds or deposited in any account of Borrowers other than as instituted by Agent."

                (g) Section 7.5(a) is amended to delete the following from the first and second lines thereof.

                      "following the occurrence and during the continuance of a Cash Management Condition,"

                (h) Section 7.5(c) is amended to add the following at the beginning of such Section:

                      "So long as no Event of Default has occurred and is continuing,"

        7.      Amendments to Article X - Events of Default.
                -------------------------------------------

                (a) Section 10.3(ii) is amended by replacing the phrase "$5 Million ($5,000,000.00)" with the phrase "$3 Million ($3,000,000.00)" and Section 10.3(iii) is amended by replacing the phrase "ten (10)" with "five (5)".

                (b)   Section 10.6  is  deleted and replaced with the following:

                "10.6 Acceleration of Other Debt;Breach of Lease. The occurrence of any event such that any Indebtedness of the Borrowers in excess of $5 million ($5,000,000.00) to any creditor other than the Agent or any Lenders has been accelerated, or without the consent of such Borrowers, twenty (20) Leases are terminated (excluding the Leases for the GOB Locations) at any given time."

                (c) Section 10.9(b) is amended to delete the amount "$5 Million ($5,000,000.00)" and to replace it with the amount "$7.5 Million ($7,500,000.00)".

                (d) Section 10.10 is amended to add the following to the end of such provision: "(other than the liquidation in connection with the sale of Inventory located at the GOB Locations by the Inventory Purchaser and the disposition of the Leases for the GOB Locations as provided in the 2/01 Business Plan)."

                (e)   Article X is further amended to add the following Sections
                      10.16 and 10.17 thereto:

                      "10.16 August 2001 Event of Default. If one of the following two conditions is not satisfied on August 15, 2001:

                             (a) Availability on August 15, 2001, shall be at least $48 million and on such date all Indebtedness of Borrowers for the purchase of goods or services which are not subject to reasonable dispute shall be within current trade terms provided to Borrowers; or

                             (b) The terms and conditions of the 5.00% Notes including an extension of the maturity thereof shall be restructured on terms and conditions satisfactory to the Agent, in its discretion."

                      "10.17 Other Event of Default.

                             (a) If Borrower fails to maintain Availability of at least (i) $48 million on average during the period from and including August 16, 2001 through and including the date that any payment on the 5.00% Notes is made or is due and (ii) at least $40 million on each day during such period; or

                             (b) If Availability, on a pro forma basis, at all times during the twelve (12) months following the date that a payment is to be made or due on the 5.00% Notes, as reflected on a projection provided to Agent no later than seven (7) days prior to such payment date (and prepared based on the same methodology and with the same assumptions as those used in the preparation of the 2/01 Business Plan) shall be less than $10 million."

        8.      Amendments to Article XIV - Acceleration and Liquidation.
                --------------------------------------------------------

                (a)   Section 14.3(b)  is amended to add the following subclause
                      (v) at the end thereof:

                      "(v) If the relevant Borrower Default is an Availability Default, such Availability Default is cured for a period of at least ten (10) consecutive days during the Standstill Period."

        9.      Amendments  to  Article  XV   -  Actions  by  Agent;   Consents;
                ----------------------------------------------------------------
                Amendments; Waivers.
                -------------------

                (a) Section 16.3 is amended to add the following clause at the end thereof:

                      "(d) To waive any Availability Default or to amend the definition thereof."

                (b)   Section 16.6(b)   is   deleted   and   replaced  with  the
                      following:

                "(b) waive any Borrowing Base Default, any Availability Default or any Tranche B Payment Default or change the Tranche B Lender acceleration rights under Article XIV or rights to the proceeds of a Liquidation under Article XIV,"

        10.     Amendment to Schedule B.
                -----------------------

                (a) Schedule B is deleted and replaced with the Schedule B-1 attached to the First Amendment.

                (b)   Amendment to Exhibits

                      (a)    Exhibit 5.4  is  deleted   and  replaced  with  the
                      Exhibit 5.4 attached to the First Amendment.

                      (b)    Exhibit 4.7  is  deleted   and  replaced  with  the
                      Exhibit 4.7 attached to the First Amendment.

                      (c)    Exhibit 7.1  is  deleted   and  replaced  with  the
                      Exhibit 7.1 attached to the First Amendment.

                      (d)    Exhibit 7.2  is  deleted   and  replaced  with  the
                      Exhibit 7.2 attached to the First Amendment.

        11.     Representations and Warranties.
                ------------------------------

                To induce Agent and Lenders to enter into this First Amendment, Borrowers jointly and severally warrant, represent and covenant to Agent and Lenders that:

                (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a Material Adverse Effect.

                (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered toenter into, execute, deliverand perform this First Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this First Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower;
                      (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.


                (c) Legally Enforceable Agreement. This First Amendment and each of the other Loan Documents delivered under this First Amendment is, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms.

                (d) No Material Adverse Change. Since December 31, 2000, the the date of the last financial statements provided by the Borrowers to the Agent, there has been no Material Adverse Change and no change in the aggregate value of property and assets owned by the Borrowers, except changes (i) in the ordinary course of business, none of which individually or in the aggregate has been materially adverse and (ii) as disclosed in the 2/01 Business Plan delivered with this First Amendment.

                (e) Continuous Nature of Representations and Warranties. Each of the representations and warranties (and exhibits thereto) made in the Loan Agreement remains accurate, complete and not misleading in any material respect on the date of this First Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of the Borrowers' business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Agent and, if required by the Loan Agreement, Lenders have consented to such changes or such changes are permitted by the Loan Agreement.

        12.     Conditions Precedent.
                --------------------

                      Notwithstanding   any  other   provision   of  this  First
                Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Agent or Lenders under the other sections of this First Amendment, this First Amendment shall not be effective as to Agent and Lenders unless and until each of the following conditions has been and continues to be satisfied (the "First Amendment Closing Date"):

                (a) Documentation. Agent shall have received, in form and substance satisfactory toAgent and its counsel, a duly executed copy of this First Amendment, the Second Amended and Restated Revolving Credit Notes in the forms attached as Exhibit A to the First Amendment, the Amended and Restated Tranche B Note in the form attached as Exhibit B to the First Amendment, together with such additional agreements, documents, instruments and certificates including certified corporate resolutions and certificates of incumbency as Agent and its counsel shall require in connection herewith, all in form and substance satisfactory to Agent and its counsel.

                (b)   No Default.   No  Default or Event of Default shall exist.

                (c) No Litigation. Except as previously disclosed to and consented to by Agent and, if required by the Loan Agreements, Lenders, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this First Amendment or the consummation of the transactions contemplated thereby or hereby.

                (d) Evidence of Perfection and Priority of Liens. Agent shall have received evidence, satisfactory to Agent and its counsel, that Agent's Liens in the Collateral constitute valid and perfected Liens and that there are no other Liens upon such Collateral except for Permitted Liens.

                (e) DDA notices. Borrowers shall have provided to Agent all information necessary for Agent to prepare notices to all banks where DDAs and Blocked Accounts are maintained to the effect that a Cash Management Condition (as defined under the Loan Agreement as in effect prior to the First Amendment) has occurred and directing that all Receipts be transferred to the Concentration Account as provided in
                      Section 7.4 of the Loan Agreement and Borrowers shall have executed and delivered all such notices to Agent within ten (10) days of the First Amendment Closing Date.

                (f) Borrowers shall have duly executed and delivered to the Agent and Tranche B Lender, as applicable, an amended and restated Agent Fee Letter, and an amended and restated Tranche B Fee Letter, as the case may be.

                (g) Borrowers shall have retained a nationally recognized inventory liquidation firm, acceptable to the Agent, to conduct the going out of business sales at each GOB Location (the "Inventory Purchaser") (Agent acknowledges that Gordon Brothers Retail Partners, LLC is acceptable to Agent).

                (h) Borrowers shall have furnished to Agent complete and accurate copies of all agreements and instruments (including any side letters and written summaries of any oral agreements) to be entered into between the Inventory Purchaser and Borrowers (collectively the "Agency Agreement") and such Agency Agreement shall be in form and substance satisfactory to the Agent.

                (i) Borrowers shall have entered into an agreement with DJM relating to the disposition of the Leases for the GOB Locations (the "Lease Disposition Agreement").

                (j)   Agent  shall  have  received a favorable,  written opinion of counsel to Borrowers in form and substance satisfactory to Agent on such other matters as Agent may request.

                (k) The Tranche A Lenders shall have consented to this First Amendment or the Tranche A Lenders that do not consent shall have reassigned their Commitments to Fleet Retail Finance, Inc.

                (l) Borrowers shall have provided to the Tranche B Lender a written notice requesting the funding of the Tranche B Loan in the form of Exhibit 2.4(g) to the Loan Agreement.

                (m) The letter of credit to be issued pursuant to the Agency Agreement shall be issued by a bank acceptable to Agent and shall in form and substance be satisfactory to Agent. Such letter of credit shall be assigned to Agent and Borrowers shall cause such letter of credit upon issuance to be delivered directly to Agent as Collateral for the Liabilities.

        13.     Syndication Conditions.
                ----------------------

                The Agent shall be entitled, after notice to Lead Borrower, to make changes to the Loan Agreement and other Loan Documents if Agent determines in its discretion, that such change(s) is/are advisable in order to ensure a successful and timely syndication of the Revolving Credit,it being the Agent's intention to reduce its Dollar Commitment to no greater than $30 million by April 15, 2001 to accomplish the intended syndication. Borrowers agree to cooperate with Agent and to provide such support and assistance as the Agent may reasonably request in connection with the syndication of the Revolving Credit.

        14.     Acknowledgment of Liabilities.
                -----------------------------

                Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Agent and Lenders under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Liabilities, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Liabilities.

        15.     Confirmation of Liens.
                ---------------------

                Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Agent duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Each Borrower further acknowledges and agrees that all Liabilities of the Borrowers are and shall be secured by the Collateral.

        16.     Miscellaneous.
                -------------

                The Borrowers confirm and agree that the Loan Agreement and Loan Documents remain in full force and effect without amendment or modification of any kind except for the amendments set forth herein and the other Loan Documents delivered in connection herewith. The execution and delivery of this First Amendment by Agent and Lenders shall not be construed as a waiver by Agent or Lenders of any Default or Event of Default under the Loan Documents (taking into account the amendments effected hereby). This First Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This First Amendment and the transactions hereunder shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the laws of that state. This First Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

        Executed under seal on the date set forth above.

                                            LECHTERS, INC.
                                            ("Lead Borrower")

                                            By__________________________________
                                            Print Name:_________________________
                                            Title:______________________________


                                            ALL  BORROWERS  IN  EXHIBIT A HERETO
                                            (other than the Lead Borrower)

                                            By__________________________________
                                            Print Name:_________________________
                                            Title:______________________________


                                            FLEET RETAIL FINANCE INC.
                                            ("Agent")

                                            By__________________________________
                                            Print Name:_________________________
                                            Title:______________________________


                                            FLEET RETAIL FINANCE INC.
                                            (a "Tranche A Lender")

                                            By__________________________________
                                            Print Name:_________________________
                                            Title:______________________________


                                            BACK BAY CAPITAL FUNDING, LLC
                                            ("Tranche B Lender")

                                            By__________________________________
                                            Print Name:_________________________
                                            Title:______________________________

Exhibit No. 99.1

                 LECHTERS ANNOUNCES STRATEGIC RESTUCTURING PLAN


--TO REPOSITION CORE BUSINESS ON A KITCHEN-FOCUSED STRATEGY AND A SINGLE BRAND:
                            LECHTERS THINKKITCHEN--

      --TO CLOSE UNDERPERFORMING OPERATIONS, INCLUDING 166 RETAIL STORES--

 --ENTERS INTO $85 MILLION AMENDED BANK AGREEMENT WITH FLEET RETAIL FINANCE INC.
                         AND BACK BAY CAPITAL FUNDING--

              --TO RECORD CHARGE OF APPROXIMATELY $40-$44 MILLION--


HARRISON, N.J., February 9, 2001 - Lechters, Inc., (Nasdaq: LECH) today announced a comprehensive strategic restructuring plan, designed to refocus its business and position the company for a return to profitability. Developed under the leadership of new Chief Executive Officer David Cully, the plan will enable Lechters to concentrate its resources and attention on a single-branded retail business, LECHTERS THINKKITCHEN, while streamlining its organization and closing underperforming operations.

The Company also announced today that it has a commitment from Fleet Retail Finance, Inc. and Back Bay Capital Funding for an amended bank agreement for an aggregate $85 million credit facility.

"Over the last several months, we have engaged in a detailed evaluation of our business to determine the best strategy to return the company to long-term profitability," said Mr. Cully. "Based on our analysis, we are moving forward with a comprehensive plan to focus on the opportunities we believe offer the greatest potential, while taking the necessary steps to improve productivity and financial returns."

Donald Jonas, Chairman, added, "Lechters stands at the crossroads. What will grow upon the foundation of this restructuring is a forward-looking retail company firmly rooted in an understanding of and a focus on how contemporary America leads its life in and around the kitchen."

FOCUS ON NEW LECHTERS THINKKITCHEN BRAND
The key component of Lechters' strategy is the repositioning and updating of its core business. Based on extensive customer research, the Company is moving ahead with a series of initiatives to migrate its product selection and retail concept to more closely focus on the kitchen and meet consumer demand for higher quality merchandise. As part of this effort, the Company will refine and upgrade its merchandise assortment, update and improve its merchandising strategy, and add new services. The entire chain will migrate its merchandise assortment, in a process to be completed by the fourth quarter of 2001, to a highly kitchen-focused assortment of higher quality.

"The cornerstone of our strategy is the migration of our assortment," said Mr. Cully. "We must be intentional and deliberate in making sure every product we offer is right on target in a `good-better-best' assortment strategy with the dominant selection being firmly in the `better' category. This requires looking at every item we carry - and every kitchen item we don't currently carry - to build the definitive assortment."

As a symbol of the changes underway, the Company is introducing a new brand identity, LECHTERS THINKKITCHEN, that will appear in stores, on proprietary Lechters' products and online.

As an integral part of the repositioning, the Company will launch its e-commerce brand, LECHTERS.COM THINKKITCHEN, later this quarter. Based on its research, a large number of Lechters' customers are already shopping online. The launch of the site, which will feature the newly revised product offering, will serve as an important vehicle to redefine Lechters among consumers, while providing the company with seamless "clicks and mortar" capabilities and the ability to reach customers through multiple distribution channels. Marketed as LECHTERS.COM
THINKKITCHEN, the e-commerce business heralds the complete reinvention of Lechters, while leveraging the considerable brand equity of the Lechters name.

Most Lechters stores will continue to operate under the "Lechters" store brand while the brand migration to LECHTERS THINKKITCHEN is underway. Up to six current Lechters locations will be completely renovated and converted to THINKKITCHEN stores by June 2001.

"We recognize that to succeed in today's competitive retail environment, we must do a better job of differentiating Lechters and providing customers with more compelling reasons to shop our stores. We have a great, well-known brand name and many attractive locations. The initiatives underway are designed to take advantage of these assets, while making Lechters more relevant, more appealing and more accessible to today's customers," said Mr. Cully.

TO EXIT COSTLESS BUSINESS, CLOSE UNPROFITABLE STORES
Under the restructuring plan, the Company will discontinue its Costless Home Store concept, including its 11 retail stores, and close approximately 155 additional underperforming store locations, including 128 Lechters stores and 27 Famous Brands Housewares Outlet stores. Lechters will continue to operate 241 stores under the Lechters name. The Company will also maintain Famous Brands' off-price business, including approximately 83 stores, but will take steps to reposition this chain as a true outlet chain handling closeouts, markdowns and clearance items from Lechters core business as well as special buys.

Store closing sales will be held, beginning within the next several days.

The closing of these operations will result in elimination of approximately 725 full-time, permanent positions across the Company. The Company will provide support to affected employees.

"While it is always challenging to close operations, viability, revitalization and strategic competitiveness depend upon swift and definitive action, including closing stores that are unprofitable. We thank all of our associates for their contributions, and we will be taking steps to help ease the transition for those individuals who are displaced as a result of the actions announced today," said Mr. Cully.

COMMITMENT FOR AMENDED BANK AGREEMENT
The Company has a commitment from Fleet Retail Finance, Inc. and Back Bay Capital Funding for an amendment to its bank agreement to provide lines of credit of $80 million and $5 million, respectively. The amendments would adjust availability to the Company's restructuring plan and recognize the steps required to implement it. The Company is required by August 15, 2001 to obtain the Banks' consent to the replacement or restructuring of the obligations reflected in its 5% notes due September 27, 2001.

FINANCIAL CHARGE
In connection with the above described restructuring, the Company expects to record a charge of approximately $36-$40 million in its fourth quarter fiscal 2000. This charge will consist of a provision for lease termination expenses, disposal of fixed assets and a non-cash charge in cost of sales related to the markdown of inventory in connection with the store closings. The proceeds from the sale of the inventory in the stores that are closing will be received in the first quarter of fiscal 2001. An additional charge of approximately $4.0 million will be recorded during fiscal 2001 for severance, retention and other employee related termination charges.

ABOUT LECHTERS
Giving effect to the restructuring, Lechters, Inc. will operate 241 stores under Lechters name in 38 states and the District of Columbia, as well as 83 stores under the Famous Brands Housewares Outlet store name.

FORWARD LOOKING STATEMENTS
All statements in this press release, including those incorporated herein by reference, that do not reflect historical information are forward looking statements made in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ materially from those discussed in such forward looking statements include, but are not limited to, competition, economic downturns, and customer acceptance of new THINKKITCHEN brand.
                                    # # #